UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2011
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
The information in this Form 8-K that is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On May 2, 2011, Advanced Energy Industries, Inc. announced via press release its financial results for the quarter ended March 31, 2011. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2011, the Compensation Committee of the Board of Directors of Advanced Energy Industries, Inc., a Delaware corporation (the “Company”), approved amendments to the Company’s Leadership Corporate Incentive Plan (as amended, the “Leadership Plan”) and established performance objectives under such plan for the named executive officers (other than the Chief Executive Officer) for 2011. On April 28, 2011, the Board of Directors of the Company approved the amendments to the Leadership Plan insofar as they affect the Chief Executive Officer of the Company and established performance objectives under such plan for the Chief Executive Officer for 2011.
As previously disclosed, the Company maintains two cash bonus plans: the Leadership Plan and the Employee Corporate Incentive Plan (“Employee Plan”). The Leadership Plan provides the Company’s executive officers and other key leaders, including the Company’s named executive officers, with the opportunity to earn cash bonuses based on achievement of corporate performance metrics and individual performance objectives. Participants in the Leadership Plan do not participate in the Employee Plan. Any individual bonus payable to a named executive officer under the Leadership Plan will be based upon such named executive officer’s (a) pre-established target bonus, (b) annual performance review and (c) achievement of individual performance objectives, subject to consideration of the total size of the bonus pool and the limitation that no participant may receive a bonus greater than 150% of his or her pre-established target bonus.
Also as previously disclosed, the pre-established target bonuses for the Company’s named executive officers under the Leadership Plan are as follows:
•	Hans Georg Betz, Chief Executive Officer — 100% of base salary

•	Yuval Wasserman, President and Chief Operating Officer / General Manager of Thin Films — 70% of base salary

•	Danny Herron, Executive Vice President and Chief Financial Officer — 60% of base salary

•	Gregg Patterson, Executive Vice President and General Manager Renewables — 60% of base salary
The individual performance objectives for the named executive officers are based upon each named executive officer’s individual contributions to the Company’s overall execution of its initiatives in the categories of (1) revenue and earnings, (2) long-term strategic planning and execution, (3) operational execution and (4) business and financial process development. Dr. Betz also has an individual performance objective with respect to increasing market capitalization. Mr. Wasserman also has individual performance objectives with respect to quality and market share. Mr. Herron also has individual performance objectives with respect to investor relations and market capitalization. Mr. Patterson also has individual performance objectives with respect to new product introductions.

The Board of Directors maintains the discretion to evaluate each executive officer’s performance against his individual performance objectives and determine the relative weight of such objectives.
No bonuses will be payable in any fiscal year under the Leadership Plan, and no bonus pool will be funded therefor, unless the Company achieves a level of post-bonus pre-tax income specified by the Board of Directors for such fiscal year. The size of the bonus pool, if one is funded, will depend on the amount of post-bonus pre-tax income achieved in the fiscal year, subject to a maximum bonus pool equal to 150% of the target bonuses of the participants in the Leadership Plan.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibit is furnished pursuant to Item 2.02:
99.1	Press release dated May 2, 2011 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: May 2, 2011	/s/ Danny C. Herron Danny C. Herron
Executive Vice President & Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 2, 2011 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2011.